Exhibit (h)(3)

FORM OF DEALER AGREEMENT FOR CLOSED-END INVESTMENT COMPANIES

[Date]

Ladies and Gentlemen:

Goldman Sachs & Co. LLC, as distributor (the “Distributor”), has entered into distribution agreements (the “Distribution Agreements”), as amended or supplemented from time to time, between ourselves and the closed-end management investment companies identified on Schedule A hereto (referred to individually as a “Trust” and collectively as the “Trusts”). As of the date of this Agreement each Trust consists only of a single undivided investment portfolio (a “Fund”) but which in the future may consist of separate investment portfolios, or series (each, also a “Fund”). Pursuant to the Distribution Agreements, the Distributor acts as exclusive distributor of shares of beneficial interest (the “Shares”), of the Trusts listed on Schedule A hereto, as the same may be supplemented from time to time. Each Fund may offer one or more classes of its Shares (each a “Class”) which Classes shall have such relative rights and conditions and shall be sold in the manner and on the terms set forth from time to time in each Fund’s Prospectus and SAI (as defined below).

Pursuant to the Distribution Agreements, we have been authorized to make arrangements for securities dealers which can make the representation set forth in Section 6(f) of this Agreement to solicit from the public orders to purchase the Class of Shares of each Fund listed from time to time on Schedule A hereto. You are hereby invited to become one of such securities dealers (each such securities dealer, an “Authorized Dealer”). This will confirm our mutual agreement as to the terms and conditions applicable to your participation as an Authorized Dealer, such agreement to be effective on your confirmation hereof. This Dealer Agreement shall herein be referred to as the “Agreement”. For purposes of this Agreement, “Goldman Sachs” shall mean Goldman Sachs & Co. LLC in our capacity as Distributor.

You understand that (a) we may, at any time at our option, act as an Authorized Dealer, (b) except as we may otherwise agree with you, we may enter into agreements (which may or may not be the same as this Agreement) with other securities dealers (including bank-affiliated securities dealers), (c) the Trusts and we may modify, suspend, terminate or withdraw entirely the offering of Shares of any Fund or any Class thereof at any time without notice to you and without incurring any liability or obligation to you, (d) the Trusts or we may, upon notice, change the public offering price, sales charge (if any), or dealer allowance (if any) applicable to any Fund or any Class thereof, and (e) we shall be under no liability to you or to your customers except for lack of good faith and for obligations expressly assumed by us herein.

1. Role of Authorized Dealers; Sale of Shares. (a) As an Authorized Dealer, you shall have no obligation to purchase or sell or to solicit the purchase or sale of Shares of any Fund. You or your agents will discuss with each customer the customer’s overall investment needs and will assist the customer in evaluating what portion of the customer’s assets is suitable for investment in Shares of the respective Funds, and you shall remain solely responsible for all suitability determinations made in regard to the customer’s investment in Shares. As, when and if you determine to purchase Shares of a Fund or you receive a customer order for the purchase of Shares of a Fund and you determine to accept such order, you shall comply with the procedures relating to the purchase of Shares of such Fund as set forth in the prospectus relating to the Shares of such Fund or the relevant Class thereof (the “Prospectus”) and the statement of additional information relating to the Shares of such Fund or the relevant Class thereof (the “SAI”), each as most recently amended or supplemented. In addition, to the extent any Fund is an “interval fund” that makes periodic offers to repurchase Shares from shareholders (a “Repurchase Offer”) pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) you shall comply with the procedures for such Repurchase Offers as set forth in the Prospectus, SAI or any notification from us or the Fund relating to a Repurchase Offer (“Repurchase Offer Notice”). The procedure relating to the handling of orders shall be subject to such further instructions as we or the Trust shall forward to you in writing from time to time.

(b) All orders for the purchase of Shares of any Class of any Fund shall be executed at the then applicable public offering price and subject to the minimum investment amount set forth in the Prospectus for such Fund or Class, subject to any waivers or reductions of the initial sales charge, if any, that may apply to such Class (the “Sales Charge”) or dealer allowances (the “Dealer Allowances”) as described in such Prospectus as amended from time to time; and all repurchases of Shares of any Class by the Fund shall be executed at the net asset value per Share less any applicable deferred Sales Charge, redemption fee or early withdrawal charge as described in the Prospectus for such Fund or Class at the time of the initial sale of such Shares. Any amendment to a Prospectus which affects the Sales Charge, Dealer Allowance, waivers or discounts shall not affect the Sales Charge, Dealer Allowance, discounts or waivers with respect to sales on which orders have been accepted by us prior to the date of notice of such amendment. Your placement of an order for Shares of a Fund or Class after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby. You also acknowledge that the amounts charged to the public for Shares of a Fund or Class may include such transaction fees (“Transaction Fees”) as may be described in the relevant Prospectus and SAI. Goldman Sachs shall make a reasonable effort to notify you of any redetermination or suspension of the public offering price, but Goldman Sachs shall be under no liability for failure to do so. Reduced Sales Charges may also be available as a result of a cumulative discount or pursuant to a statement of intent as set forth in the Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced Sales Charges.

(c) You agree to buy Shares of the Funds for purchase by your customers only through us and not from any other sources and to tender Shares of the Funds for repurchase only to us, as the Trust’s redemption agent, or to the Trust itself and not to any other purchasers. You agree to purchase Shares of the Funds from us only to cover purchase orders already received from your customers, or for your own bona fide investment. You will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

All orders for Shares of the Funds are subject to acceptance or rejection by Goldman Sachs or the Trust in the sole discretion of either. No conditional orders will be accepted.

(d) In purchasing Shares of a Fund through us, you shall rely solely on the representations contained in the Prospectus and SAI relating to such Fund, as most recently amended, and in the registration statement on Form N-2 relating to the Shares, including all exhibits, as of the effective date of the most recent post-effective amendment thereto (the “Registration Statement”). You will not furnish to any person any information relating to the Shares of any Fund, the Trust or us that is inconsistent with information contained in the relevant Prospectus, SAI and Registration Statement, or any printed information issued by any Fund or us as information supplemental to such Prospectuses and SAIs; and you will not publish or use any other advertising or sales material relating to any Fund or us without our prior written consent (but, notwithstanding such consent, you shall remain solely responsible for any advertising or sales material you prepare). You agree to indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we may become subject in respect of any such information, advertising or sales material that is furnished to any person, published or used without our prior written consent.

(e) In all sales of Shares of the Funds to the public, you shall act as dealer for your own account, whether as agent or principal. In connection with the transmission of purchase, tender for repurchase, redemption, exchange, and/or transfer requests placed by customers, you are authorized to receive such orders from customers on the Trusts’ behalf and will follow the procedures as agreed between the parties from time to time. Subject to your compliance with those procedures, the Authorized Dealer will be considered a limited agent for Goldman Sachs and the Trusts solely for the purpose of receiving such orders. All other services provided by the Authorized Dealer will be provided by the Authorized Dealer either as an independent contractor or as agent for its customers and not as agent for the Trusts, Goldman Sachs or any of their affiliates. You agree that neither the Distributor nor any Fund nor any of their agents shall have any responsibility or liability to review any purchase, tender for repurchase, redemption, exchange, and/or transfer request which is presented by the Authorized Dealer (A) to determine whether such request is genuine or authorized by the customer of the Authorized Dealer; or (B) to determine the suitability of the selected Class or Fund for such customer. The Distributor, each Fund and their agents shall be entitled to rely conclusively on any purchase, tender for repurchase, redemption, exchange, and/or transfer request communicated to any of them by the Authorized Dealer, and shall have no liability whatsoever for any losses, claims or damages to or against the Authorized Dealer or any customer resulting from a failure of the Authorized Dealer to transmit any such request, or from any errors contained in any request. Any such failure or error shall be the responsibility of the Authorized Dealer. The Distributor and the Authorized Dealer agree that the procedures for the purchase, tender for repurchase, redemption, exchange, and/or transfer of Shares, including all relevant time and notification requirements, specified in the then-effective prospectuses, Repurchase Offer Notice or as communicated to the Authorized Dealer by the Fund or the Distributor, shall govern the purchase, tender for repurchase, redemption, exchange, and/or transfer of Shares for the accounts of the Authorized Dealer’s customers.

(f) You agree that we shall have full authority to act upon your express instructions to repurchase or exchange Shares of the Funds on behalf of your customers under the terms and conditions provided in the Prospectus and the SAI for the relevant Fund or Class. You agree to indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we may become subject as a result of any action taken with respect to repurchases or exchanges upon your express instructions.

(g) You acknowledge and understand that Shares of the Funds will not be listed for trading on any national securities exchange and though the Trusts intend to make periodic repurchases of a portion of Funds Shares, the Shares should be considered to be illiquid and not readily marketable. ANY REPRESENTATION AS TO A REPURCHASE OFFER OR A TENDER OFFER BY A TRUST, OTHER THAN THAT WHICH IS SET FORTH IN ITS THEN CURRENT PROSPECTUS OR THE REPURCHASE OFFER NOTICE, IS EXPRESSLY PROHIBITED.

(h) The names and addresses and other information concerning your customers are and shall remain your sole property, and neither we nor our affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of our duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this paragraph 1(g) shall not prohibit us or any of our affiliates from utilizing for any purpose the names, addresses or other information concerning any of your customers if such names, addresses or other information are obtained in any manner other than from you pursuant to this Agreement. The provisions of this paragraph 1(g) shall survive the termination of this Agreement.

2. Orders and Payment for Shares. (a) Upon receipt from you of any order to purchase Shares of any Fund and, if a new account, an account information form, we shall confirm receipt of such order to you in writing or by wire to be followed by a confirmation in writing. Additional instructions may be forwarded to you from time to time.

Payment for Shares of any Class ordered from us, in the amount of the then-current public offering price of Shares of such Class as determined in accordance with the terms of the applicable Prospectus, shall be made in federal funds or by check or bank wire and must be received by the Trust’s agent, [Boston Financial Data Services, Inc., P.O. Box 219711, Kansas City, MO 64121-9711], within two business days or such other settlement period as may then be required by Rule 15c6-1 under the Securities Exchange Act of 1934 or any applicable successor rule (the “Required Settlement Period”).

(b) If payment is not received within the Required Settlement Period after the execution of any order by or through you, Goldman Sachs reserves the right, without any notice, to cancel the sale and to hold you responsible for any loss, including loss of profits, suffered by Goldman Sachs or by a Trust resulting from such failure.

(c) You agree that all orders for Fund Shares shall have been received by you from your customers by the close of trading (currently 4:00 p.m. Eastern time) on the New York Stock Exchange (the “Close of Trading”) on each business day that the Fund is open for business (each a “Business Day”) and that any orders received by you after the Close of Trading on any given Business Day will be transmitted to the Fund or its agent on the next Business Day. You further agree that all such orders received by you from customers by the Close of Trading on any Business Day will be delivered to us on such Business Day on or prior to the time specified by us, the Fund or its agent and/or in accordance with applicable law or regulation. [In connection with any request to repurchase shares transmitted through the National Securities Clearing Corporation, you agree to transmit electronically, utilizing DTCC’s National Securities Clearing Corporation’s “NSCC” Fund/SERV service, repurchase requests received by you by the Close of Trading to the Fund or its agent such that they are received by Fund or its agent no later than 7:30 pm Eastern time on the date by which shareholders can tender their Shares in response to a repurchase offer (the “Repurchase Request Deadline Date”).]

3. Compensation. (a)(i) When you sell Shares of a Fund, you will be entitled to receive that portion of the Sales Charge, if any, and any other compensation, that may apply to such Fund and Class and that is allocated to Authorized Dealers as set forth in the applicable Prospectus or in any notice in writing from us, in connection with purchases of such Shares effected to or through you. You acknowledge that such Prospectus or writing may set forth a description of waivers or reductions of the Sales Charge in certain cases and you hereby agree to inform us if any such waiver or reduction is applicable to an order placed through you and waive such portion of the Sales Charge otherwise allocable to you. We will remit or cause to be remitted to you or to an account you shall designate, that portion of the Sales Charge, if any, to which you are entitled and not yet paid to you, after deduction of the portion allocated to us. With respect to Shares subject to any deferred sales charge or early withdrawal fee, you shall be entitled at the time of sales of such Shares to compensation specified in the applicable Prospectus or in any notice in writing from us but shall not be entitled to any portion of the Sales Charge paid at the time of redemption or repurchase of such Shares. You shall not be entitled to any portion of a Sales Charge or other compensation until payment for the Shares has been received as contemplated by Section 2.

(ii) We will pay to you a portion, to be agreed between us from time to time (determined based on the net assets of the relevant Fund attributable to Shares owned by your customers), of the fees payable to us pursuant to a distribution and service plan (the “Plan”) adopted by a Fund, subject to the Class-specific arrangements for a Fund as set forth on Schedule A hereto (as may be amended from time to time). Such fees may be paid under the Plan for (A) preparing, printing and delivering prospectuses and shareholder reports to prospective shareholders, any activity primarily intended to result in the sale of Shares of a Fund which include, but are not limited to, marketing and promotional services including advertising, providing facilities to answer questions from prospective investors about a Fund, and/or complying with federal and state securities laws pertaining to the sale of shares, (B) the provision of personal and account maintenance services which include, but are not limited to, responding to inquiries of, and furnishing assistance to, shareholders regarding their ownership of Shares of a Fund or their accounts and/or the provision of similar services not otherwise provided by or on behalf of the Funds, and/or (C) certain additional shareholder support or administrative services that do not constitute “any activity which is primarily intended to result in the sale of shares” within the meaning of Rule 12b-1 under the Investment Company Act or “personal and account maintenance services” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2341 (or any applicable successor rule), or to pay any of the expenses associated with other activities authorized under (A) and (B).

In determining the amount of any commission payable to you, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the applicable Fund’s Prospectus and the provisions of this Agreement.

(b) Notwithstanding the provisions of paragraph (a), if any Shares sold to you under the terms of this Agreement are tendered for redemption or repurchase within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any compensation with respect to such Shares. We shall notify you of any such redemption or repurchase within ten business days from the date on which the request for redemption or repurchase is delivered to us or to the relevant Fund, and you shall immediately refund to us any compensation allowed or paid in connection with such sale.

(c) If requested by any customer, you shall provide the information regarding each Class offered by a Fund as contemplated by the applicable Prospectus, whether or not you offer such Class to your customers. In the event that you offer more than one Class of a Fund to your customers, you shall act in good faith in advising your customers as to the relative advantages of each Class offered through you and as to the availability of any waivers or reductions in Sales Charges.

4. Blue Sky and Other Qualifications.

(a) Upon application by you, we shall inform you as to any advice received by us from counsel concerning the jurisdictions in which the Shares of the Funds or any Class thereof have been qualified for offer or sale or are exempt under the securities or Blue Sky laws of such jurisdictions, but we shall not be responsible for qualifying the Trust or the Shares of its Funds or any Class thereof for sale in any jurisdiction or for the issuance, form, validity, enforceability or value of Shares of any Fund or any Class thereof; and we assume no obligation or responsibility as to your right to offer or sell Shares of any Fund or any Class thereof in any jurisdiction. You shall be responsible for such qualification, if necessary, required under the securities or Blue Sky laws of all jurisdictions relating to your ability to lawfully act as an Authorized Dealer (collectively, “Broker-Dealer Qualification Laws”). You will indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we may become subject insofar as such liabilities arise out of or are based upon any violation of any Broker-Dealer Qualification Law.

(b) Each order that you submit to us for the purchase of Shares of any Fund shall identify the state or states of residence of the customers who will be the beneficial owners of such Shares. If the sale of Shares of such Fund to customers in a particular state would cause the total number of Shares of such Fund sold in such state to exceed the number of Shares of such Fund that had been registered in such state, we will have no obligation to sell such Shares to you or to your customer. You will indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we may become subject as a result of any misrepresentation as to the state of residence of customers for whom you purchase Shares.

5. Anti-Money Laundering Anti-Corruption.

(a) The Authorized Dealer acknowledges that any purchasers of Shares made pursuant to this Agreement are your clients and not clients of Goldman Sachs for purposes of complying with applicable anti-money laundering laws, rules and regulations (“AML Rules”) and sanctions laws programs (“Sanctions Laws”) in all jurisdictions in which Goldman Sachs operates (“Applicable AML Rules”). References to “your clients” in this clause will include all clients on behalf of whom the Authorized Dealer acts in its dealings with Goldman Sachs; any person controlling, controlled by, or under common control, with such client; the beneficial owner of such client; and any person for whom such client is acting as agent, or nominee.

(b) The Authorized Dealer represents and warrants to Goldman Sachs that:

i. it maintains and will continue to apply an Anti-Money Laundering Policy and Program (“AML Policy”) that meets the requirements of anti-money laundering laws and regulation applicable to you and in force in the urisdictions in which you will distribute the Funds. Your AML Policy includes, at a minimum, written policies, procedures and internal controls reasonably designed to (i) prevent, detect and report money laundering, and (ii) identify and verify through appropriate due diligence each of your clients that purchases Shares pursuant to this Agreement;

ii. it and/or its affiliates, or any party hired by the Authorized Dealer, will not cause Goldman Sachs to violate economic or trade sanctions programs applicable to Goldman Sachs (“Sanctions Programs”) and will not offer or distribute any Shares to a client, including any government, entity or individual, where such an offer or distribution would be prohibited, if engaged in directly by Goldman Sachs under the laws, rules, regulations, edicts, orders or resolutions of the United Nations, European Union, United Kingdom, United States, or any other jurisdiction in which you are located, including but not limited to an offer or distribution of Shares to any government, entity or individual within Iran, Cuba, Sudan, North Korea, Syria, any other country that becomes subject to a comprehensive trade embargo by the United Nations, European Union, United Kingdom, or the United States, or to any person or entity listed on the Specially Designated Nationals and Blocked Persons List administered by the United States Department of the Treasury, as such programs and lists may be amended from time to time, or other blacklist administered by an agency of an applicable jurisdiction including an agency of the United States, the United Kingdom, or the United Nations; and

iii. to the best of the Authorized Dealer’s knowledge, none of its clients is an individual, entity, or organization that may subject Goldman Sachs to criminal or civil violations of any anti-money laundering laws.

(c) The Authorized Dealer represents and warrants to us that it has implemented and shall maintain policies, procedures and internal controls reasonably designed to prohibit and prevent those acting on its behalf from: violating any applicable anti-corruption laws or regulations including self-regulatory organization regulations; giving money or anything of value to obtain or retain business or favorable treatment; making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person, including but not limited to domestic or foreign government officials or employees, customers and commercial counterparties.

(d) To the best of the Authorized Dealer’s knowledge and belief after due inquiry, neither it nor anyone acting on behalf of the Authorized Dealer, has made or authorized, directly or indirectly: (A) any improper payment or promise to pay, or (B) any gift or promise to give any money or anything of value to any governmental official, customer, or commercial counterparty for the purpose of improperly influencing any official act or decision of such official, customer, or commercial counterparty or inducing him or her use his or her influence improperly.

(e) Upon request, but not more than once per year, you, as Authorized Dealer, shall represent, warrant, and covenant to us in writing that you remain in compliance with the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, codified at 31 USC § 5311 et seq., and the regulations promulgated thereunder, and the laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) and applicable anti-corruption laws and regulations.

6. Customer Identification Program. To help the government fight the funding of terrorism and money laundering, federal law requires all financial institutions to obtain, verify, and record information that identifies each registered owner of an account. In some cases, Goldman Sachs may also take additional steps to verify the identities of individuals with authority or control over the registered owner, including person(s) able to effect securities transactions on behalf of the registered owner.

When the Authorized Dealer opens an account, Goldman Sachs may ask for the registered owner’s name, address, and identification number and other information that will allow us to identify the registered owner, and Goldman Sachs may ask for similar information regarding individuals with authority or control over the registered owner. Goldman Sachs may also ask to see government-issued identifying documents. To the extent permitted by applicable law, Goldman Sachs reserves the right: (A) to place limits on transactions in any account until the identity of the investor is verified; or (B) to refuse an investment in the Funds; or (C) to involuntarily redeem an investor’s Shares and close an account in the event that a Fund is unable to verify an investor’s identity.

7. Representations, Warranties and Undertakings. You represent and warrant to and undertake that:

(a) You are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which you are organized, and are qualified to act as a broker-dealer in the states or other jurisdictions in which you transact business.

(b) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for your lawful execution and delivery of this Agreement and your performance hereunder have been obtained.

(c) Upon execution and delivery by you, and assuming due and valid execution by us, this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms.

(d) You are familiar with Rule 15c2-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), Section 4(3) of the Securities Act of 1933 (the “Securities Act”) and Section 24(d) of the Investment Company Act relating to the distribution and delivery of preliminary and final prospectuses and agree that you will comply therewith and that you will deliver a prospectus and any supplements to all customers for whom you accept an order for purchase of Shares. You agree to promptly deliver to any purchaser whose Shares you are holding as record holder any prospectus supplements, copies of the annual and interim reports and proxy solicitation or other materials relating to the Shares. In connection with a repurchase offer for Shares of a Fund, you agree to deliver promptly or cause to be delivered promptly to each person to whom any such offer is made, a copy of the Repurchase Offer Notice. You agree to make reasonable efforts to endeavor to obtain proxies from such purchasers whose Shares you are holding as record holder. Additional copies of the Prospectuses, SAIs, annual or interim reports, proxy solicitation materials and Repurchase Offer Notice of the Trust will be supplied to you as you reasonably request. You further agree to promptly transmit repurchase requests from your customers to the Fund or its transfer agent or other designee.

Upon your receipt from a customer of an order for the purchase of Shares of any Fund, you shall send to the customer a written confirmation of the transaction that satisfies the requirements of Rule 10b-10 under the Exchange Act. In addition, upon our receipt of payment for Shares of any Fund ordered from us through or by you, we shall send to the customer a written confirmation of such transaction; provided, however, that we shall not send such confirmation to the customer in such cases where you are the record owner of such Shares or where we have agreed with you that we shall not send such confirmation to the customer.

(e) You will obtain from each customer to whom you sell Shares of any Fund any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

(f) You are a member in good standing of the FINRA or, if you are not such a member, you are a foreign bank or a dealer or institution not eligible for membership in FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply, as though you were a member of FINRA, with the provisions of Sections 2730, IM-2730, 2740, IM-2740, 2750 and IM-2750 of the Conduct Rules of FINRA and with Section 2420 thereof as that Section applies to a non-FINRA member broker or dealer in a foreign country.

(g) You agree that you will maintain the registrations, qualifications and memberships referred to in paragraphs (a) and (f) in good standing and in full force and effect throughout the term of this Agreement.

(h) You undertake to comply with respect to your offering of Shares of the Funds to the public pursuant to this Agreement with all applicable provisions of the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder and with the applicable rules of FINRA, and you will indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we become subject in respect of your breach of this Section 7.

(i) You covenant and agree that you will only offer or sell Shares of the Funds to “U.S. persons” and that all offering or other solicitation activities in which you engage shall be conducted by you or any of your agents solely within the “United States”, in each case as defined in Rule 902 under the Securities Act. In addition, you covenant and agree that you shall have received and shall maintain duly executed and completed Internal Revenue Service Form W-9’s for each one of your customers and shall update such Form W-9’s as may be required by law.

8. Termination. Either party to this Agreement may cancel this Agreement at any time by 30 days’ prior written notice to the other party. Such cancellation shall be effective upon receipt of such notice. In addition, this Agreement shall terminate automatically upon its attempted assignment or upon: (i) the happening of any event that terminates any Trust’s Distribution Agreement with us; (ii) termination or suspension of Authorized Dealer’s registration with the SEC; (iii) termination or suspension of Authorized Dealer’s membership with FINRA; or (iv) termination or suspension of Authorized Dealer’s license to do business by any state or other jurisdiction. You agree to notify us promptly in writing of any such action or event.

9. Representations to Survive. The agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, to the extent permitted by applicable law, regardless of any investigation made by or on behalf of us or any Authorized Dealer. The provisions of Sections 1(d), 1(f), 1(g), 2(b), 3(b), 4, 5, 6, 7, and 9 of this Agreement shall survive the offer and sale of the Shares of the Funds, to the extent permitted by applicable law, and the termination or cancellation of this Agreement.

10. No Association or Agency. Nothing herein contained shall be considered to establish an exclusive arrangement or constitute us partners with you or with any other Authorized Dealer. We and you hereby elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Code and agree not to take any position inconsistent with that election.

Except as provided in Section 1(e), neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party’s prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

11. Notices. Notices hereunder shall be deemed to have been duly given if delivered by hand or facsimile (a) if to you, at your address or facsimile number set forth below and (b) if to us, to Goldman Sachs & Co. LLC, Attn: [Name, Title], 200 West Street, 37th Floor, New York, New York 10282, with a copy to Goldman Sachs Asset Management, Attn: Legal Department, 200 West Street, 15th Floor, New York, New York 10282 or, in each case, such other address as may be notified to the other party.

12. Amendments. We may modify this Agreement at any time by written notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed acceptance by you of the modification described in such notice.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Rules of the New York Stock Exchange, Inc. Such arbitration shall be commenced within one year after the cause of action forming the basis of the controversy or claim accrued. The arbitration shall be conducted in New York, New York before three arbitrators, all of whom shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

15. Important Information. In accordance with government regulations, financial institutions are required to obtain, verify, and record information that identifies each person or entity that opens an account. When the Authorized Dealer opens an account, the Trust will ask for your name, address, identification number and other information that will allow us to identify the customer. The Trust may also ask to see government-issued identifying documents

Please confirm your agreement by signing and returning to us the two enclosed duplicate copies of this Agreement. Upon our acceptance hereof, the Agreement shall constitute a valid and binding contract between us. After our acceptance, we will deliver to you one fully executed copy of this Agreement.

Very truly yours,

[Name]
Goldman Sachs & Co. LLC
Confirmed: , [Year]

(Name of Authorized Dealer)	(Identify whether self-clearing or agency used for clearing purposes)

By
(Authorized Signature)
(Identify whether FundSERV eligible)

Printed name of person signing

Title of person signing

Dealer Number

Street Address

City State Zip

Fax No.

Telephone No.

Email Address

Firm Taxpayer Identification No.

Marketing Contact	Address for contact, if different from above

Operations Contact

Compliance Officer

Prospectus and Financial Reports Contact	Email Address	Telephone No.

SCHEDULE A

Goldman Sachs Real Estate Diversified Income Fund

Share Class	Distribution Services	Shareholder Services	Maximum Distribution-Related and Shareholder Services
Class A	0.25%	0.25%	0.25%
Class C	0.75%	0.25%	1.00%
Class D	0.50%	0.25%	0.75%
Class I	N/A	N/A	N/A
Class L	0.25%	0.25%	0.50%
Class T	0.75%	0.25%	1.00%
Class U	0.25%	0.25%	0.25%
Class W	0.25%	0.25%	0.25%

Goldman Sachs Credit Income Fund

Share Class	Distribution Services	Shareholder Services	Maximum Distribution-Related and Shareholder Services
Class A	0.25%	0.25%	0.25%
Class C	0.75%	0.25%	1.00%
Class I	N/A	N/A	N/A
Class L	0.25%	0.25%	0.50%
Class W	0.25%	0.25%	0.25%